Exhibit 99.1

Tenaya Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

Reported Promising Data for TN-201 and TN-401 Gene Therapies in Fourth Quarter of 2025; Additional Data Readouts and Pursuit of Regulatory Alignment for Each Program Planned in 2026

New Research Supports TN-301’s Potential in Multiple Indications; Presented Preclinical Data for TN-301 in Duchenne Muscular Dystrophy Model

Entered into Multi-Target Research Collaboration with Alnylam Pharmaceuticals

December Financing with Net Proceeds of $55.8M and Anticipated Upfront Payment Extend Cash Runway into Second Half of 2027

SOUTH SAN FRANCISCO, Calif., March 11, 2026 –Tenaya Therapeutics, Inc. (NASDAQ: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced financial results for the fourth quarter and full year ended December 31, 2025, and provided a corporate update.

“As we enter 2026, we are energized by the momentum and clinical advances achieved over the past year,” said Faraz Ali, Chief Executive Officer of Tenaya. “The encouraging data presented in 2025 from both of our lead gene therapy programs underscore the transformative potential of our science. In the first half of 2026, we expect to share additional updates, including longer‑term follow‑up data from the MyPEAK™‑1 clinical trial of TN‑201 for MYBPC3‑associated HCM, as well as one‑year Cohort 1 data and early Cohort 2 data from the RIDGE™‑1 clinical trial of TN‑401 for PKP2‑associated ARVC. Over the course of the year, we also plan to pursue regulatory agency alignment on pivotal trial plans for both programs, a critical step toward accelerating the delivery of safe and effective gene therapies to patients with serious cardiac conditions.”

Mr. Ali continued, “We are also excited to take modest but important steps to move TN-301 -- our clinical-stage, highly selective, small molecule HDAC6 inhibitor -- forward towards patients. New preclinical data in relevant DMD models that we presented at the recent MDA meeting adds to a growing body of external evidence supporting the potentially broad clinical utility of TN-301 in a range of cardiac and cardiac-adjacent indications with high unmet patient need and large market potential. The recently announced Alnylam collaboration further validates our platform capabilities that originally led to the discovery of TN-301. Together, these developments reflect the potential for Tenaya to add exciting new value drivers that are orthogonal to our portfolio of genetic medicines.”

Business and Program Updates

TN-201 – Gene Therapy for MYBPC3-Associated Hypertrophic Cardiomyopathy (HCM)

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In November 2025, Tenaya presented promising data from the MyPEAK-1 Phase 1b/2 clinical trial for the potential treatment of HCM due to MYBPC3 mutations. The interim data reported included safety, biopsy and leading indicators of efficacy results for the three patients who each received a 3E13 vg/kg dose (Cohort 1) with follow-up ranging from Week 52-78, as well as initial safety data and biopsy and efficacy results for three patients who received a 6E13 vg/kg dose (Cohort 2) as of the July 2025 data cut off. Key findings included:
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TN-201 was generally well tolerated at both dose levels. No dose-limiting toxicities were observed, and all patients had successfully tapered off immunosuppressive medicine.
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MyBP-C protein levels increased over time across patients in both Cohorts, with a substantial increase in protein levels observed commensurate with the higher dose in the first patient evaluable from Cohort 2.
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Multiple parameters associated with risk of complications and/or survival improved among a majority of patients with greater than 26 weeks of follow-up, including circulating biomarkers of heart muscle injury and measures of hypertrophy. All patients with efficacy assessments improved to New York Heart Association Class I, indicating no limitations to daily living due to symptoms.
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These data were presented at the 2025 American Heart Association Annual Scientific Sessions and simultaneously published in Cardiovascular Research.
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In January, following implementation of modest protocol amendments in alignment with the U.S. Food and Drug Administration (FDA) input, Tenaya resumed enrollment in MyPEAK-1 to generate additional safety and efficacy data.
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Tenaya outlined anticipated milestones associated with the TN-201 program for 2026, which include:
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Enrolling additional patients in the 6E13 vg/kg expansion cohort of MyPEAK-1 over the course of the year
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Reporting interim MyPEAK-1 data for Cohort 2 and updates from Cohort 1 in the first half of 2026
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Presenting one-year Cohort 2 data and two-year Cohort 1 data in the second half of 2026
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Providing an update on its progress in pursuing regulatory alignment for TN-201 pivotal plans in the second half of the year.

TN-401 – Gene Therapy for PKP2-Associated Arrhythmogenic Right Ventricular Cardiomyopathy (ARVC)

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In December 2025, Tenaya reported positive initial data in the ongoing RIDGE-1 Phase 1b/2 clinical trial of TN-401 gene therapy for the potential treatment of ARVC caused by mutations in the plakophilin-2(PKP2) gene. The data reported included safety, biopsy and arrhythmia results from the first three patients to receive TN-401 at a dose of 3E13 vg/kg (Cohort 1) as of the October 2025 data cut off, with follow-up ranging from 20-40 weeks post-dose. Key findings included:
o
TN-401 was generally well tolerated at the 3E13 vg/kg dose, and no dose-limiting toxicities were observed. Adverse events (AEs) were generally mild, asymptomatic and manageable and deemed unrelated to TN-401 treatment. Enrollment and dosing of Cohort 2 was completed with no new serious AEs reported.
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Biopsies taken at eight weeks post-treatment demonstrated robust transduction and RNA expression in all patients. PKP2 protein levels increased by an average of 10 percent compared to baseline in the first two patients dosed.
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Clinically meaningful improvements in measures of electrical instability (premature ventricular contractions and non-sustained ventricular tachycardias) were observed in the first two patients with greater than six months follow-up after TN-401 dosing.

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In January, the RIDGE-1 data and safety monitoring board (DSMB) reviewed all available data for the six patients to have received either a 3E13 vg/kg (Cohort 1) or 6E13 vg/kg (Cohort 2) dose of TN-401. The DSMB determined that TN-401 had an acceptable safety profile and endorsed continued enrollment of patients in RIDGE-1 expansion cohorts at either dose.
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In 2026, Tenaya expects to achieve the following milestones associated with the TN-401 program’s advancement:
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Enrolling patients in 6E13 vg/kg expansion cohort of RIDGE-1 throughout the year
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Presenting one-year data for Cohort 1 and initial Cohort 2 data in the first half of 2026
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Reporting interim Cohort 2 data in the second half of 2026
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Pursuing regulatory alignment on TN-401 pivotal plans and sharing an update by year-end, as available.

TN-301 – Small Molecule HDAC6 Inhibitor for the Potential Treatment of Heart Failure with Preserved Ejection Fraction (HFpEF) and Related Cardiac, Metabolic, or Muscular Diseases

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Tenaya presented encouraging preclinical data comparing TN-301, the company’s highly selective HDAC6 inhibitor, with givinostat, an approved pan-HDAC inhibitor, in a well-established mdx mouse model of Duchenne muscular dystrophy (DMD) at the Muscular Dystrophy Association’s 2026 Clinical and Scientific Congress.
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Results of the study showed that in mdx mice:
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TN-301 treatment at doses as low as 3 mg/kg improved grip strength to wild-type levels within five weeks, whereas mdx mice treated with givinostat (10 mg/kg, approximating clinical exposures) failed to reach wild-type performance.
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TN-301-mediated functional improvements were accompanied by reductions in circulating creatine kinase and favorable changes in gene expression, indicating reduced muscle cell injury.
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In cardiomyocytes derived from human DMD-induced pluripotent stem cells, TN-301 corrected calcium handling abnormalities and mitochondrial dysfunction, while givinostat exacerbated these established drivers of DMD cardiomyopathy.
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In 2026, Tenaya plans to advance TN-301 toward clinical trials in patients in order to generate proof-of-activity data, with HFpEF and DMD being among the most promising potential indications identified to date.

Business Updates

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Tenaya entered into a multi-target research collaboration with Alnylam Pharmaceuticals to identify and validate novel genetic targets aimed at treating cardiovascular disease. Under the terms of the agreement, Tenaya will receive an upfront payment of up to $10.0 million and may be eligible for development, regulatory and sales-based milestones totaling up to $1.1 billion, in addition to reimbursement of associated research costs. Alnylam will be responsible for all development, manufacturing, regulatory and commercialization activities of therapeutics associated with the identified gene targets.
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In December 2025, Tenaya closed an underwritten public offering of 50,000,000 total units at a public offering price of $1.20 per unit, consisting of one share of Tenaya common stock and one warrant to purchase one share of Tenaya common stock at an exercise price of $1.50 per share, resulting in net proceeds of $55.8 million.

Fourth Quarter and Full Year 2025 Financial Highlights

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Cash Position and Guidance: As of December 31, 2025, cash, cash equivalents and investments in marketable securities were $100.5 million, as compared to $61.4 million as of December 31, 2024. With the additional net proceeds of $55.8 million from the December 2025 public offering after deducting underwriting discounts and commissions and offering expenses. Tenaya expects that such resources, along with the expected upfront payment from the Alnylam collaboration, will be sufficient to fund planned operations into the second half of 2027.
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Research & Development (R&D) Expenses: R&D expenses were $14.8 million for the fourth quarter and $68.6 million for the full year ended December 31, 2025, a decrease compared to R&D expenses of $18.7 million and $86.7 million for the same period in 2024. Non-cash stock-based compensation included in R&D expense was $1.4 million for the fourth quarter and $6.8 million for the full year ended December 31, 2025, compared to $1.9 million and $8.2 million for the same period in 2024.
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General & Administrative (G&A) Expenses: G&A expenses were $6.0 million for the fourth quarter and $24.7 million for the full year ended December 31, 2025, compared to $6.0 million and $29.2 million for the same period in 2024. Non-cash stock-based compensation included in G&A expense was $1.3 million for the fourth quarter and $6.2 million for the full year ended December 31, 2025, compared to $1.8 million and $8.3 million for the same period in 2024.
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Net Loss: Net loss was $20.2 million, or $0.12 loss per share, for the fourth quarter ended December 31, 2025, compared to a net loss of $23.8 million, or $0.28 per share, for the same period in 2024. For the full year 2025, net loss decreased to $90.6 million, or $0.59 per share, compared to a net loss of $111.1 million, or $1.31 per share, in 2024.

About Tenaya Therapeutics
Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver potentially curative therapies that address the underlying drivers of heart disease. Tenaya’s pipeline includes clinical-stage candidates TN-201, a gene therapy for MYBPC3-associated hypertrophic cardiomyopathy (HCM) and TN-401, a gene therapy for PKP2-associated arrhythmogenic right ventricular cardiomyopathy (ARVC). Tenaya has employed a suite of integrated internal capabilities, including modality agnostic target validation, capsid engineering and manufacturing, to generate a portfolio of novel medicines based on genetic insights, including TN-301, a clinical-stage small molecule HDAC6 inhibitor for the potential treatment of heart failure and related cardio/muscular disease, and multiple early-stage programs in preclinical development aimed at the treatment of both rare genetic disorders and more prevalent heart conditions. For more information, visit www.tenayatherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “planned,” “potential,” “anticipated,” “expect,” “plan,” “anticipated,” “eligible,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, planned timing for sharing data from MyPEAK-1 and RIDGE-1 and the expected content of such data releases; the clinical, therapeutic and commercial potential of TN-201,TN-401 and TN-301; anticipated 2026 milestones for Tenaya’s TN-201 and TN-401 programs, including enrollment, data announcements and regulatory alignment; the potential for new value divers to arise from Tenaya’s plans for TN-301 and collaboration activities; clinical development plans for TN-301; the potential for Tenaya to receive upfront, development, regulatory and sales-based milestone payments, as well as research reimbursement under the collaboration with Alnylam; the sufficiency of Tenaya’s cash resources to fund the company into the second half of 2027; and statements made by Tenaya’s chief executive officer. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: availability of data at the referenced times; the timing and progress of Tenaya’s clinical trials; unexpected concerns that may arise as a result of the occurrence of adverse safety events in Tenaya’s clinical trials; the potential failure of Tenaya’s product candidates to demonstrate safety and/or efficacy in clinical testing; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials, and obtain approvals, for any of its product candidates; Tenaya’s ability to achieve the expected benefits from the collaboration with Alnylam; the occurrence of any event, change or other circumstance that could give rise to the termination of the collaboration with Alnylam; Tenaya’s continuing compliance with applicable legal and regulatory requirements; regulatory developments in the United States and foreign countries; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Tenaya’s reliance on third parties; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s ability to comply with specified operating covenants and restrictions in its loan agreement; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates and platform technology; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Tenaya Contacts

Michelle Corral VP, Corporate Communications and Investor Relations IR@tenayathera.com

Investors
Anne-Marie Fields Precision AQ annemarie.fields@precisionaq.com
Media Wendy Ryan Ten Bridge Communications wendy@tenbridgecommunications.com

TENAYA THERAPEUTICS, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$14,798	$18,688	$68,607	$86,742
General and administrative	5,977	5,964	24,724	29,206
Total operating expenses	20,775	24,652	93,331	115,948
Loss from operations	(20,775)	(24,652)	(93,331)	(115,948)
Other income, net:
Interest income	575	812	2,682	4,737
Other income, net	25	4	52	82
Total other income, net	600	816	2,734	4,819
Net loss before income tax expense	(20,175)	(23,836)	(90,597)	(111,129)
Income tax expense	—	—	—	—
Net loss	$(20,175)	$(23,836)	$(90,597)	$(111,129)
Net loss per share, basic and diluted	$(0.12)	$(0.28)	$(0.59)	$(1.31)
Weighted-average shares used in computing net loss per share, basic and diluted	175,047,948	86,162,841	152,971,259	84,822,468

Condensed Balance Sheet Data

(In thousands)

(Unaudited)

	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$100,547	$61,446
Total assets	$146,921	$119,940
Total liabilities	$23,656	$27,086
Total liabilities and stockholders’ equity	$146,921	$119,940